Exhibit 10.3

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

AMENDED AND RESTATED
2018 EQUITY INCENTIVE PLAN

PERFORMANCE SHARE UNIT AND DIVIDEND EQUIVALENT RIGHTS
AWARD AGREEMENT

ISSUED PURSUANT TO THE
2022-2024 EQUITY AWARD PROGRAM

This PERFORMANCE SHARE UNIT AND DIVIDEND EQUIVALENT RIGHTS AWARD AGREEMENT (this “Award Agreement”) is effective as of the ____ of _______, ________ and is between Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust (the “Trust”), and _________________________________ (the “Grantee”), a “Key Employee” under the Pennsylvania Real Estate Investment Trust Amended and Restated 2018 Equity Incentive Plan (the “Plan”).

WHEREAS, the Trust’s Executive Compensation and Human Resources Committee established the Pennsylvania Real Estate Investment Trust 2022-2024 Equity Award Program (the “Program”) under the Plan for specified Key Employees;

WHEREAS, the Program provides for the award of Performance Share Units, as well as dividend equivalent rights or “DERs” with respect to such Performance Share Units;

WHEREAS, the Program designates Operating Performance Goals (as defined in the Program) and a TRS Modifier (as defined in the Program) that determine if and the extent to which Shares will become deliverable to a participant in the Program based on his or her Performance Share Units;

WHEREAS, the Committee has the authority to settle the Performance Share Units as well as any dividend equivalent rights or “DERs” with respect to such Performance Share Units in Shares or cash;

WHEREAS, the Grantee may defer delivery of his or her Shares (if deliverable) until a later date and, if so deferred, the Grantee will be awarded additional DERs with respect to such Shares, provided that if the Committee elects to settle the Performance Share Units in cash, a Grantee’s deferral election will apply to the cash settlement and no additional DERs will be awarded during the deferral period; and

WHEREAS, DERs awarded with respect to Performance Share Units and deferred Shares will be expressed as a dollar amount, which will be applied to “purchase” additional Performance Share Units and notional shares of the Trust, as applicable (on which DERs will also be awarded).

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.
Performance Share Units.
a.
The Grantee is hereby awarded a number of “PSU Base Units” equal to ______ Performance Share Units. The Grantee’s PSU Base Units will increase in number pursuant to the “purchase” of additional Performance Share Units with DERs, as described in subsections (b) and (e) below.
b.
The Grantee is hereby awarded a DER with respect to each of his or PSU Base Units, as such number of units may be adjusted from time to time in accordance with the Program. If the Grantee makes a deferral election under Section 4(g) of the Program, the Grantee shall also be awarded DERs with respect to each deferred Share; provided, that if the Committee elects to settle the PSU Base Units in cash and a Grantee makes a deferral election under Section 4(g) of the Program, no DERs shall be awarded during the deferral period.
c.
The Trust hereby promises to deliver to the Grantee the number of Shares that Grantee becomes entitled to under Section 4 of the Program (if any). Unless the Grantee elects to make a deferral election pursuant to Section 4(g) of the Program, in which case Shares will be delivered in accordance with such election, the Shares shall be delivered no later than the March 15 following the end of the “Measurement Period” (as defined in the Program), unless the Measurement Period ends as a result of a “Change in Control” (as defined in the Program), in which case the Shares will be delivered to the Grantee within five days following the end of the Measurement Period (the “Delivery Date”). This Award Agreement is in all respects limited and conditioned as hereinafter provided, and is subject in all respects to the terms and conditions of the Program and the Plan now in effect and as they may be amended from time to time; provided, that no amendment may adversely affect this Award Agreement without the written consent of the Grantee. Notwithstanding the foregoing, the Committee, in its sole discretion, may elect to settle PSU Base Units in cash based on the Fair Market Value of a Share on the settlement date.
d.
Pursuant to Section 4(e) of the Program, if the Grantee’s employment with the “Employer” (as defined in the Program) (i) is terminated by the Employer for reasons other than for “Cause” (as defined in the Program), (ii) is terminated by the Grantee for “Good Reason” (as defined in the Program), (iii) terminates on account of the Grantee’s death, or (iv) terminates as a “Disability Termination” (as defined in the Program), in each case on or before the last day of the Measurement Period, the Grantee shall nevertheless be eligible to receive Shares subject to the PSU Base Units the Grantee was granted under the Program (or not) as though the Grantee had remained employed by the Employer through the end of the Measurement Period. If the Grantee’s employment with the Employer terminates for any other reason, the Grantee shall forfeit all of his or her PSU Base Units (and all of the

Shares that may have become deliverable with respect to such PSU Base Units) under the Program.
e.
DERs awarded with respect to PSU Base Units will be expressed as a specific dollar amount equal in value to the amount of dividends paid on an actual Share on a specific date (the “Dividend Date”) during the Measurement Period, multiplied by the Grantee’s PSU Base Units as of the Dividend Date. The Committee will apply the dollar amount to “purchase” full and fractional Performance Share Units at “Share Value” (as defined in the Program), which will be subject to Section 4 of the Program, and on which DERs thereafter will also be awarded. The Grantee’s additional Performance Share Units will be replaced by issued Shares (and by cash, to the extent the Grantee has a right to receive a fractional Share) and delivered to the Grantee (if at all) in accordance with Section 4 of the Program.

DERs awarded with respect to deferred Shares will also be expressed as a specific dollar amount equal in value to the amount of dividends paid on an actual Share on a Dividend Date during the deferral period, multiplied by the number of Shares still deferred by the Grantee as of the Dividend Date. The Committee will apply the dollar amount to “purchase” full and fractional notional shares at the closing price on the Dividend Date, on which DERs thereafter will also be awarded. The Grantee’s notional shares will be recorded in a bookkeeping account, and will be 100% vested. The Grantee’s notional shares will be replaced by issued Shares (and by cash, to the extent the Grantee holds a fractional notional share) and delivered to the Grantee (if at all) in accordance with Section 4 of the Program.

2.
Share Delivery. Shares delivered pursuant to the Program shall be registered in the Grantee’s name (or, if the Grantee so requests, in the name of the Grantee and the Grantee’s spouse, jointly with right of survivorship).
3.
Transferability. The Grantee may not, except by will or by the laws of descent and distribution, assign or transfer his or her Performance Share Units or notional Shares. The Grantee may assign or transfer, in whole or in part, Shares delivered hereunder pursuant to the Program, subject to any restrictions imposed by applicable law or the Trust’s insider trading policies.
4.
Withholding of Taxes. Payments made with respect to this Award will be subject to tax withholding to the extent required by law and in accordance with the terms of the Plan.
5.
Share Retention Requirements. For purposes of the share retention requirements set forth in Section X of the Trust’s Corporate Governance Guidelines (the “Share Retention Requirements”), the Shares issued to the Grantee under the Program shall be treated as though they were restricted shares that became vested upon issuance. If the Grantee has not met the Share Retention Requirements when the Shares are issued, the Grantee shall be required to retain 100% of such Shares until such Share Retention Requirements have been satisfied. However, any share retention requirement that results from this provision shall immediately lapse upon the Participant’s termination of employment with the Employer.

6.
Additional Holding Period. In addition to any restrictions imposed pursuant to Paragraph 5, if the Grantee is the Chief Executive Officer of the Trust, an Executive Vice President or a Senior Vice President, the Grantee hereby agrees that he or she shall hold any Shares received pursuant to PSUs granted under this Award for a minimum of one year from the date such Shares are received, even if the Grantee is otherwise in compliance with the Share Retention Requirements.
7.
Recoupment Policy. The Grantee hereby agrees that any Shares delivered under this Award Agreement shall be subject to the Trust’s “Recoupment Policy” (if applicable to the Grantee) as in effect on the date the Performance Share Units are granted under this Award Agreement, and as subsequently amended.
8.
Governing Law. This Award Agreement shall be construed in accordance with, and its interpretation shall be governed by, applicable federal law and otherwise by the laws of the Commonwealth of Pennsylvania (without reference to the principles of the conflict of laws).
9.
Controlling Documents. The terms and conditions of the Program and the Plan are incorporated herein by reference, made a part hereof, and shall control in the event of any conflict with any other terms of this Award Agreement.
10.
Electronic Delivery of Documents. The Grantee hereby authorizes the Trust to deliver electronically any prospectuses or other documentation related to this Award, the Plan and any other compensation or benefit plan or arrangement in effect from time to time (including, without limitation, reports, proxy statements or other documents that are required to be delivered to participants in such plans or arrangements pursuant to federal or state laws, rules or regulations). For this purpose, electronic delivery will include, without limitation, delivery by means of e-mail or e-mail notification that such documentation is available on the Trust’s Intranet site. Upon written request, the Trust will provide to the Grantee a paper copy of any document also delivered to the Grantee electronically. The authorization described in this paragraph may be revoked by the Grantee at any time by written notice to the Trust.

[signature page follows]

IN WITNESS WHEREOF, the Trust has caused this Award Agreement to be duly executed by its duly authorized officer and the Grantee has hereunto set his or her hand and seal, all as of this ____ of _______, ________.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

By:_____________________________________________

Name:

Title:

Grantee:_____________________________________________

Name:

Title:

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

2022-2024 EQUITY AWARD PROGRAM

(Established under the Pennsylvania Real Estate Investment Trust

Amended and Restated 2018 Equity Incentive Plan)

BENEFICIARY DESIGNATION FORM

This Form is for your use under the Pennsylvania Real Estate Investment Trust 2022-2024 Equity Award Program (the “Program”) to name a beneficiary to whom any benefit under the Program is to be paid in the event of your death. You should complete the Form, sign it, have it signed by your Employer, and date it.

* * * *

I designate the following as my beneficiary(ies) to receive any benefits payable under the Program by reason of my death. I understand that if my designated beneficiary predeceases me, any benefits shall be paid to my surviving spouse or, if none, to my estate. I further understand that the last beneficiary designation filed by me during my lifetime and accepted by my Employer cancels all prior beneficiary designations previously filed by me under the Program.

I hereby state that ______________________________________ [insert name], residing at ______________________________________ [insert address], whose Social Security number is __________________, is designated as my beneficiary.

__________________________ __________________________

Signature of Participant Date

ACCEPTED:

_____________________________________________

[insert name of Employer]

By:__________________________________________

Date: ________________________________________